EXHIBIT 99.5
           Form of Stock Option Agreement generally used in connection with the 1997 Supplemental Stock Option Plan

                               KOMAG, INCORPORATED
                             STOCK OPTION AGREEMENT



                                   WITNESSETH:

RECITALS


         A. The Corporation's Board of Directors (the "Board") has adopted the Corporation's 1997 Supplemental Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of employees and consultants of the Corporation and its parent or subsidiary corporations.

         B. Optionee is an individual who is to render valuable services to the Corporation or its subsidiaries, and this Agreement is executed pursuant to and is intended to carry out the purposes of the Plan in connection with the Corporation's grant of a stock option to Optionee.

         NOW, THEREFORE, it is hereby agreed as follows:

                  1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. Such Option Shares shall be purchasable from time to time during the option term at the option price (the "Option Price") specified in the Grant Notice.

                  2. Option  Term.  This option shall have a maximum term of ten
(10) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or subparagraph 7(c).

                  3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

                  4.  Dates of Vesting and Exercise.

                           (a) Except as otherwise  provided in this Paragraph 4
or in subparagraph 7(a), this option shall become vested and exercisable for the Option Shares in one or more installments in accordance with the exercise schedule specified in the Grant Notice. However, the Optionee may not exercise any vested Option Shares until July 1, 1999 except in the event of Optionee's death or disability. As this option becomes vested in installments, those installments shall accumulate, and, after July 1, 1999, this option shall be vested and exercisable for the accumulated installments until the expiration or sooner termination of the option term.

                               Notwithstanding  the above,  if the  Optionee  is
terminated involuntarily (other than for "Cause" (as defined herein)) following a "Corporate Transaction" (as defined in Section 7(a)), this option shall become fully exercisable as to the vested Option Shares and may be exercised for all or any portion of the vested Option Shares for a thirty (30) day period commencing with the date of such cessation of Service. For this purpose, "Cause" is defined as (i) an act of dishonesty made by the Optionee in connection with the Optionee's



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responsibilities as an employee,  (ii) Optionee's conviction of, or plea of nolo contendere to, a felony, (iii) Optionee's serious misconduct, (iv) Optionee's continued violations of his or her employment duties after Optionee has received a written demand for performance from the Corporation which specifically sets forth the factual basis for the Corporation's belief that Optionee has not substantially performed his or her duties, or (v) Optionee's death or permanent and total disability.

                           (b) As of the  ninety-first  (91st) day following the
commencement date of any unpaid leave of absence authorized by the Plan Administrator (or its delegate) in writing, the exercise schedule in effect for this option shall automatically be suspended, and the option shall not become exercisable for any additional Option Shares, until such time as the Optionee returns to active Service, provided such return to active Service occurs on or before the authorized expiration date of the leave. Upon such return to active Service, the exercise schedule for this option shall be reinstated as of the point where the suspension occurred, and this option shall thereafter become exercisable for one or more additional Option Shares under the reinstated exercise schedule over the Optionee's period of subsequent Service and shall remain so exercisable until the expiration or sooner termination of the option term.

                  5. Termination of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

                           (i)  Except  to  the  extent  otherwise  provided  in
Section 4 and subparagraphs (ii) through (iv) below, should Optionee cease to remain in Service at any time during the option term, then the vested portion of this option shall not remain exercisable for more than a thirty (30)-day period commencing with the date of such cessation of Service. Upon the expiration of such thirty (30)-day period or (if earlier) upon the specified Expiration Date of the option term, this option shall terminate and cease to be outstanding. The unvested portion of this option shall terminate on the date Optionee ceases to remain in Service.

                           (ii) Should  Optionee  die while in Service or within
the thirty (30)-day period following his or her cessation of Service, then the personal representative of the Optionee's estate or the person or persons to whom this option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option. Such right shall lapse, and this option shall terminate and cease to remain exercisable, upon the earlier of (A) the expiration of the twelve
(12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

                           (iii) Should Optionee become permanently disabled and
cease by reason thereof to remain in Service at any time during the option term, then the vested option of this option shall not remain exercisable for more than a twelve (12) month period commencing with the date of such cessation of Service. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, the vested portion of this option shall terminate and cease to be outstanding. The unvested portion of this option shall terminate on the date Optionee ceases to remain in Service.


                           (iv) Should (A) the Optionee's  Service be terminated
for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (B) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event this option shall terminate immediately and cease to be exercisable. The unvested portion of this option shall terminate on the date Optionee ceases to remain in Service.

                           (v) In no event shall this option be  exercisable  at
any time after the specified Expiration Date of the option term.



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                           (vi)  During  the  limited   post-Service  period  of
exercisability determined in accordance with subparagraphs (i) through (iii) above, this option may not be exercised for more than the number of Option Shares (if any) for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 7 of this Agreement. However, should Optionee's Service be terminated by reason of death, then this option may also be exercised, during the applicable period of exercisability provided under subparagraph (ii) or
(iii) above, for any or all additional Option Shares for which this option would have otherwise become exercisable had the Optionee continued in Service through the last date of the installment exercise schedule specified for this option in the Grant Notice. Upon Optionee's cessation of Service for any reason other than death, this option shall immediately terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.

                           (vii) For  purposes  of this  Paragraph 5 and for all
other purposes under this Agreement, the following definitions shall be in effect:

                                    (A) The  Optionee  shall be deemed to remain
                           in the Service of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

                                     (B) The  Optionee  shall be deemed to be an
                           Employee for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer not only as to the work to be performed but also as to the manner and method of performance.

                                    (C)  The  Optionee  shall  be  deemed  to be
                           permanently disabled or have incurred a permanent disability if the Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) consecutive months or more, unable to engage in any substantial gainful activity.

                                    (D)  Each   corporation   (other   than  the
                           Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    (E)  Any   corporation   (other   than   the
                           Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                    (F) An  unpaid  leave of  absence  which has
                           been authorized by the Plan Administrator in writing shall not constitute a cessation of Optionee's Service, provided Optionee returns to active Service on or prior to the authorized expiration date of such leave.



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                  6.  Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Option Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  7.  Corporate Transaction.

                           (a) In the  event  of one or  more  of the  following
stockholder-approved transactions (a "Corporate Transaction"):

                                     (i) a merger  or  acquisition  in which the
Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                                     (ii)   the   sale,    transfer   or   other
disposition of all or substantially all of the assets of the Corporation or

                                     (iii)  any  reverse  merger  in  which  the
Corporation is the surviving entity,

                      this option,  to the extent  outstanding  at such time but not otherwise fully exercisable for all the Option Shares (in accordance with the installment exercise schedule set forth in the Grant Notice or the provisions of Paragraph 5 above), shall automatically accelerate so that such option shall, during the five (5) business day period immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to all the Option Shares and may be exercised for all or any portion of those shares as fully-vested shares. No such acceleration of this option, however, shall occur if and to the extent this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. The determination of option comparability shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

                           (b) Immediately following the Corporate  Transaction,
this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction. The Corporation shall use its best efforts to (i) provide the Optionee with at least ten (10) days prior written notice of the specified effective date for the Corporate Transaction and (ii) have the option assumed by the successor corporation or its parent company, to the extent not exercised in connection with such Corporate Transaction.

                           (c) If this  option is assumed in  connection  with a
Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provide the aggregate Exercise Price shall remain the same.

                           (d) This  Agreement  shall not in any way  affect the
right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.



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                  8.  Privilege  of Stock  Ownership.  The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option in accordance with the provisions of Paragraph 9, paid the Option Price for the purchased shares and been issued a stock certificate for such shares.

                  9.  Manner of Exercising Option.

                           (a) In order to exercise  this option with respect to
all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                                     (i) Deliver (A) an executed notice of stock
option exercise (the "Exercise Notice") to the Stock Administrator of the Corporation in which there is specified the number of Option Shares to be purchased under the exercised option and (B) any additional documents which the Plan Administrator may, in its discretion, deem advisable.

                                     (ii) Pay the aggregate Option Price for the
purchased shares through one or more of the following alternatives:

                                            (A)  payment  in  cash  or by  check
payable to the Corporation's order;

                                            (B)  payment  in  shares  of  Common
Stock of the Corporation held by the Optionee (or any other person exercising this option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

                                            (C)  payment   effected   through  a
broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount equal to the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                                     (iii)    Furnish    to   the    Corporation
appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

                           (b) For purposes of subparagraph  9(a) above (and all
other valuation purposes hereunder), the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with subparagraphs
(i) and (ii) below, and the Exercise Date shall be the date on which the following documents shall have been delivered to the Corporation (I) the Exercise Notice and any additional documents required by the Corporation in connection with the option exercise and (II) any representations which the Corporation may require of the Optionee in order to comply with the applicable requirements of Federal and State securities laws.

                                     (i)  If the  Common  Stock  is at the  time
traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the day prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the day prior



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to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                     (ii) If the  Common  Stock  is at the  time
listed on either the New York Stock Exchange or the American Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the day prior to the date in question on such exchange, as such price is officially quoted on the composite tape of transactions on that exchange. If there is no closing selling price for the Common Stock on the day prior to the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.

                           (c)  This  option   shall  be  deemed  to  have  been
exercised with respect to the number of Option Shares specified in the Exercise Notice at such time as the Exercise Notice shall have been delivered to the Corporation. Except to the extent the special payment procedure specified in clause (C) of Paragraph 9 is used, payment of the Option Price shall accompany the Exercise Notice. As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver (including by electronic transmission) to or on behalf of Optionee (or his representative) or to any other person or persons exercising this option in accordance herewith, appropriate documentation evidencing ownership of the shares for which the option has been so exercised.

                           (d) In no event shall this option be exercisable  for
any fractional shares.

                  10. Compliance with Laws and Regulations. The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

                  11. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or Paragraphs 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

                  12.  Liability of Corporation.

                           (a) If the Option  Shares  covered by this  Agreement
exceed, as of the Grant Date, the number of shares which may without Board of Directors' approval be issued under the Plan, then this option shall be void with respect to such excess shares unless Board of Directors' approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

                           (b)  The  inability  of  the  Corporation  to  obtain
approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.

                  13. No Employment/Service Contract. Except to the extent the terms of any employment or other service contract with the Optionee may expressly provide otherwise, nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  14. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of its Stock Administrator at its



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corporate  offices.  Any notice  required to be given or  delivered  to Optionee shall be in writing and addressed to Optionee at the address indicated for Optionee on the Corporation's books and records. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                  15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                  16.  Governing  Law.  The   interpretation,  performance,  and
enforcement of this Agreement shal l be governed by the laws of the State of California.

                  17. Withholding. Optionee hereby agrees to make appropriate arrangements with the corporation employing or retaining Optionee for the satisfaction of any federal, state or local income tax withholding requirements and federal social security employment tax requirements applicable to the exercise of this option.